EXHIBIT 99.1

[Form of Paper Proxy—Front]

SAFETY COMPONENTS INTERNATIONAL, INC.

Dear Stockholder,

Please take note of the important information enclosed with this proxy card and carefully review the information. As a stockholder of Safety Components International, Inc. (“SCI”), your vote is important and we encourage you to exercise your right to vote your shares. Please mark the appropriate box on the reverse side of this proxy card to indicate your vote. Then sign the card and return it in the enclosed postage-paid envelope to the address immediately below.

Continental Stock Transfer & Trust Co.

17 Battery Place, 8th Floor

New York, New York 10004

Your signed proxy card must be received prior to the annual meeting of stockholders of SCI to be held on October 20, 2006 (the “2006 Annual Meeting”).

Thank you.

Safety Components International, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SCI

FOR THE 2006 ANNUAL MEETING TO BE HELD ON OCTOBER 20, 2006

The undersigned hereby appoints Stephen B. Duerk and R. Vick Crowley as proxies, with power to act without the other, and with full power of substitution and resubstitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all common stock of SCI held of record on September 19, 2006 by the undersigned, at the 2006 Annual Meeting, and at any adjournment or postponement thereof.

The above-named proxies of the undersigned are authorized to vote, in their discretion, upon such other matters as may properly come before the 2006 Annual Meeting and any adjournment or postponement thereof.

The proxies will vote on the proposals set forth in the joint proxy statement/prospectus as specified on the reverse side and are authorized to vote, in their discretion, on any other business that may come properly before the 2006 Annual Meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE. IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND

RETURN THIS PROXY CARD IN THE RETURN ENVELOPE PROVIDED.

[Form of Paper Proxy—Back]

CONTINENTAL STOCK TRANSFER & TRUST CO.

17 BATTERY PLACE, 8th FLOOR

NEW YORK, NEW YORK 10004

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

THE BOARD OF DIRECTORS OF SCI RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:

1. To adopt the amended and restated of certificate of incorporation of SCI.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF DIRECTORS OF SCI RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:

2. Election of Directors—Director-nominees proposed for election to the board of directors of SCI:

(1) Dr. Daniel D. Tessoni, as a Class I director

(2) Michael J. Gibbons, as a Class I director

(3) David Storper, as a Class II director

(4) Wilbur L. Ross, Jr., as a Class III director

(5) Joseph L. Gorga, as a Class III director

☐ FOR ALL	☐ WITHHOLD ALL	☐ WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL DIRECTOR-NOMINEE (Write number(s) of director-nominee(s) on the line below) ________________________________________

Please date this proxy card and sign it exactly as your name or names appear on this proxy card. When shares are held jointly, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such. If shares are held by a corporation, please sign in full the corporate name by its president or other authorized officer. If shares are held by a partnership, please sign in the partnership name by an authorized person.

Signature (title, if any) Date	Signature (if held jointly) Date